UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 31, 2022

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

1000 Ballpark Way Suite 400
Arlington, Texas	76011
(Address of principal executive offices)	(Zip Code)

(972) 595-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.025 par value per share	SIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Six Flags Entertainment Corporation (the “Company”) has appointed Gary Mick as Chief Financial Officer effective June 1, 2022. Mr. Mick, 61, brings 40 years of business and strategy experience, primarily in the food industry. Most recently, he was President and Chief Financial Officer of Ice-O-Matic, an Ali Group Company based in Denver, Colorado. Prior to that, he was Group President for Middleby Corporation, where he managed multiple foodservice divisions in the U.S. and Denmark. Prior to his role as Group President, he served in finance leadership roles of increasing responsibility and ultimately became President of Blodgett Ovens, a division of Middleby Corporation. Mr. Mick has a B.S. in Accounting from the University of Virginia and an M.B.A. from the University of Vermont.

In connection with Mr. Mick’s appointment as Chief Financial Officer, the Company entered into an employment agreement, dated May 31, 2022, with Mr. Mick (the “Mick Employment Agreement”) that provides for, among other things, a base salary of $450,000 per year and an annual bonus opportunity with a target of 90% of his base salary. On June 1, 2022, in accordance with applicable grant agreements under the Company’s Long-Term Incentive Plan, Mr. Mick will be granted (i) restricted stock units of the Company with a value of $400,000, which will vest in equal installments on each of the first three anniversaries of the grant date, and (ii) performance stock units of the Company with a value of $1,200,000, which will vest in accordance with the achievement of the established performance goals. Mr. Mick will also be entitled to participate in or receive benefits under the employee benefit programs of the Company, including the Company’s life, health and disability programs and relocation program, as well as to receive reimbursement of certain expenses incurred during his employment. The Mick Employment Agreement also contains provisions for separation payments and benefits upon certain types of termination of employment as well as contains customary non-competition, indemnification, confidentiality and proprietary information provisions.

The foregoing description of the Mick Employment Agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Stephen Purtell, who has acted as interim chief financial officer since March 28, 2022, will continue to serve as Senior Vice President, Corporate Communications, Investor Relations and Treasurer, reporting to Selim Bassoul, President and Chief Executive Officer.

Item 7.01              Regulation FD Disclosure

On May 31, 2022, the Company issued a press release announcing the appointment of Mr. Mick as Chief Financial Officer, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01             Financial Statements and Exhibits

(d)             Exhibits

10.1           Employment Agreement, dated as of May 31, 2022, by and between Gary Mick and Six Flags Entertainment Corporation

99.1           Press Release of Six Flags Entertainment Corporation, dated May 31, 2022

104           Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Christopher Neumann
		Name:	Christopher Neumann
		Title:	Vice President, Legal
Da

Date: May 31, 2022